Exhibit 10.4

Certificate of Amalgamation Canada Business Corporations Act	Certificat de fusion Loi canadienne sur les sociétés par actions

MITEL NETWORKS CORPORATION CORPORATION MITEL NETWORKS

Corporate name / Dénomination sociale

873712-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.	JE CERTIFIE que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Virginie Ethier

Director / Directeur

2014-01-31

Date of Amalgamation (YYYY-MM-DD) Date de fusion (AAAA-MM-JJ)

Industry Canada
Canada Business Corporations Act (CBCA)
Industrie Canada
Loi canadienne sur les societes par actions (LCSA)
FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)
FORMULAIRE 9 STATUTS DE FUSION (ARTICLE 185)
Form 9
1 — Name of the Amalgamated Corporation Denomination sociale de la societe issue de la fusion
MITEL NETWORKS CORPORATION CORPORATION MITEL NETWORKS
2 — The province or territory in Canada where the registered office is to be situated (do not indicate the full address)
La province ou le territoire au Canada ou sera situe le siege social (n’indiquez pas I’adresse complete) Ontario
3 — The classes and any maximum number of shares that the corporation is authorized to issue
Categories et tout nombre maximal d’actions que la societe est autorisee a emettre
See attached ScheduIe I
4 — Restrictions, if any, on share transfers None
Restrictions sur le transfert des actions, s’il y a lieu
5 — Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes) Nombre minimal et maximal d’administrateurs (pour un nombre fixe, veuillez indiquer le meme nombre dans les deux cases)
Minimum: 3 Maximum: l5 Minimal: ☐ Maximal: ☐
6 — Restrictions, if any, on business the corporation may carry on None
Limites imposees a l’activite commerciale de la societe, s’il y a lieu
7 — Other provisions, if any Autres dispositions, s’il y a lieu
See attached ScheduIe II
8 — The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:
La fusion a ete approuvee en accord avec l’article ou le paragraphe de la Loi indique ci-apres
☐ 183 ☒ 184(1) ☐ 184(2)
9 — Declaration: I hereby certify that I am a director or an officer of the corporation.
Declaration : J’atteste que je suls un administrateur ou un dirigeant de la societe.
Name of the amalgamating corporations Denomination social des societes fusionnantes
MITEL NETWORKS CORPORATION CORPORATION MITEL NETWORKS
Corporation No. N° de la societe Signature
Mitel Networks (BC) Inc.
Mitel Networks (Manitoba) Inc.
8449309 Canada Inc.
Aastra Technologies Limited
385460-4
816613-7
844930-9
873661-8
-
Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota: Faire une fausse declaration constitue une infraction et son auteur, sur declaration de culpabilite par procedure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).
IC3190 (2008/09), Page 1
Canada

SCHEDULE I

3.	The classes and any maximum number of shares that the Corporation is authorized to issue:

(a)	an unlimited number of common shares; and

(b)	an unlimited number of preferred shares, issuable in series (the “Preferred Shares”)

The following are the rights, privileges, restrictions and conditions attaching to the common shares and the Preferred Shares in the capital of the Corporation:

COMMON SHARES

1.	Voting Rights

Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

2.	Dividends

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive any dividend declared by the Corporation.

3.	Liquidation, Dissolution or Winding-up

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

PREFERRED SHARES. ISSUABLE IN SERIES

1.	Directors’ Authority to Issue One or More Series

The directors of the Corporation may, at any time and from time to time, issue the Preferred Shares in one or more series.

2.	Terms of Each Series

Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the Canada Business Corporations Act, before the first shares of a particular series are issued, the directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles of the Corporation, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limiting the generality of the foregoing, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights (if any) and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Before the first shares of a particular series are issued, the directors of the Corporation may change the rights, privileges, restrictions and conditions attaching to such unissued shares.

3.	First Shares of Each Series

Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

4.	Ranking of Each Series of Preferred Shares

No rights, privileges, restrictions or conditions attaching to a series of Preferred Shares shall confer upon a series a priority over any other series of Preferred Shares in respect of redemption, the payment of dividends, the return of capital or the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Preferred Shares of each series shall rank on parity with the Preferred Shares of every other series with respect to priority in redemption, the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

5.	Priority

The Preferred Shares shall be entitled to priority as hereinafter provided over the common shares and any other shares of any other class of the Corporation ranking junior to the Preferred Shares with respect to the return of capital, the distribution of assets and the payment of declared but unpaid dividends in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. The Preferred Shares shall be entitled to priority over the common shares and any other shares of any other class of the Corporation ranking junior to the Preferred Shares with respect to priority in the payment of any dividends.

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares of any series shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation as may be required by law:

(a)	to receive in respect of the shares of such series, prior to any distribution to the holders of common shares, the amount, if any, provided for in the rights, privileges, restrictions and conditions attached to the shares of such series; and

(b)	if and to the extent provided in the rights, privileges, restrictions and conditions attached to the shares of such series, to share in the remaining assets of the Corporation (subject to the rights, if any, of holders of any other class or series of shares of the Corporation to first receive payment of amounts in such event, if and to the extent provided in the rights, privileges, restrictions and conditions attached to any such shares).

6.	Other Preferences

The Preferred Shares of any series may also be given such other preferences, not inconsistent with the articles of the Corporation over the common shares and any other shares of the Corporation ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares in accordance with paragraph 2 hereof.

7.	Conversion Right

The Preferred Shares of any series may be made convertible into or exchangeable for common shares of the Corporation.

8.	Redemption Right

The Preferred Shares of any series may be made redeemable, in such circumstances, at such price and upon such other terms and conditions, and with such priority, as may be provided in the rights, privileges, restrictions and conditions attached to the shares of such series,

9.	Dividend Rights

The Corporation may at any time and from time to time declare and pay a dividend on the Preferred Shares of any series without declaring or paying any dividend on the common shares or any other shares of any other class of the Corporation ranking junior to the Preferred Shares.

The rights, privileges, restrictions and conditions attached to the Preferred Shares of any series may include the right to receive a dividend concurrently with any dividend declared on any other class or series of shares of the Corporation, to be calculated in the manner set forth in the rights, privileges, restrictions and conditions attached to the shares of such series of Preferred Shares.

10.	Voting Rights

Except as may be otherwise provided in the articles of the Corporation or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of Preferred Shares as a class shall not be entitled as such to receive notice of, nor to attend or vote at any meeting of the shareholders of the Corporation.

11.	Variation of Rights

The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class may be added to, amended or removed at any time with such approval as may then be required by law to be given by the holders of the Preferred Shares as a class.

SCHEDULE II

7.	Other provisions, if any

(a)	The directors may appoint from time to time one or more additional directors in accordance with the Canada Business Corporations Act with such fixed number of directors from time to time authorized by the directors of the Corporation.